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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Form S-8 (Registration No. 333-95965) pertaining to the Amended Stock Option Plan of MM Companies, Inc., formerly Musicmaker.com, Inc., of our report dated January 26, 2002, with respect to the 2001 financial statements and schedule of MM Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                     /s/ Ernst & Young LLP


McLean, Virginia
March 26, 2004